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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46954 of Covista Communications Inc. on Form S-3 and Registration Statement No.'s 33-64611, 333-79165, 333-72720, 333-82616, and 333-82620 of Covista
Communications, Inc. on Form S-8 of our report dated May 15, 2003, appearing in this Annual Report on Form 10-K of Covista Communications, Inc. for the year ended January 31, 2003.


/s/ Deloitte & Touche, LLP
Atlanta, Georgia
May 15, 2003